UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2015

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Innovation Way, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Juniper Networks, Inc. (the “Company”) completed a periodic review of the Company’s form of change of control agreement, which is due to expire pursuant to its terms on January 1, 2016. As part of the review, the Committee approved (i) an updated form of change of control agreement (the “Agreement”), and (ii) the use of the Agreement for Rami Rahim, the Company’s Chief Executive Officer, and certain members of the Company’s senior management, including Robyn Denholm, Pradeep Sindhu, and Vincent Molinaro. The Agreement will replace the existing change of control agreements for such officers and members of senior management. The Agreement reflects no material changes to the benefits payable under the existing change of control agreements and will expire on January 1, 2018.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Change of Control Agreement for Certain Officers, approved for use on August 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 31, 2015	By:	/s/ Mitchell L. Gaynor
Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement for Certain Officers, approved for use on August 26, 2015